Exhibit 3.26

MEMBER’S AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of this 31st day of October, 2002 by the undersigned member (“Member”) of Quad, LLC, a Wisconsin limited liability company (the “Company”), for purposes set forth below. The undersigned G&K Wisconsin Services, LLC (the “Organizer”) executes this Agreement solely for the purpose of making the acknowledgment at the end of this Agreement.

WITNESSETH:

WHEREAS, the Member has caused the formation of the Company by having the Organizer file with the Wisconsin Department of Financial Institutions Articles of Organization, a copy of which is attached hereto and incorporated by this reference, as provided in the Wisconsin Limited Liability Company Law (the “WLLCL”); and

WHEREAS, the Member is hereby affirming its membership in the Company, acknowledging the contributions and the values thereof made by it, and assenting to the operation of the Company under the WLLCL without amendment by an operating agreement.

NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned does hereby agree as follows:

1. The Member has contributed the property described on the Property Schedule attached hereto, which contribution the Member has valued as set forth thereon as required by Section 183.0501 of the WLLCL.

2. The Member has not agreed to make any additional contributions to the Company.

3. The Company is to be dissolved and its business wound up as provided in the WLLCL.

4. The provisions of the WLLCL relating to a limited liability company the management of which has been vested in one or more managers shall apply in full force and effect except as specifically provided in this Agreement. The initial manager of the Company shall be Thomas A. Quadracci.

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth opposite its name below.

Signature:		Address	Date

QUAD/TECH, INC.

By:	/s/ Karl R. Fritchen	W224 N3322 Duplainville Rd	October 31, 2002
	Karl R. Fritchen, President	Pewaukee, WI 53072